Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
NanoString Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	457 (c) and 457(h)	2,500,000		$12.61	(3)	$31,525,000	$0.0000927	$2,923
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	457 (c) and 457(h)	6,814,978	(4)	$12.61	(3)	$85,936,873	$0.0000927	$7,967

Total			9,314,978				$117,461,873		$10,890
Total Fee Offsets									$—
Net Fee Due									$10,890

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2022 Equity Incentive Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.
(2)For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(3)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $12.61 per share, which represents the average of the high and low prices of the Registrant’s Common Stock on June 14, 2022, as reported on The Nasdaq Global Market.
(4)This subtotal represents the registration of up to a maximum of 6,814,978 shares consisting of (a) shares that, as of immediately before the termination or expiration of the 2013 Equity Incentive Plan (the “2013 Plan”), have been reserved but not issued under any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, and (b) shares subject to awards granted under the 2013 Plan that, after the 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the company due to failure to vest.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Off-set Claims
Fee Off-set Sources